  As filed with the Securities and Exchange Commission on September 18, 2000

                                                     Registration No. 333-43766
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                --------------
                           Software HOLDRS SM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]

             Delaware                             6211                            13-5674085
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                                --------------
                               250 Vesey Street
                           New York, New York 10281
                                (212) 449-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                --------------
                                  Copies to:

              Andrea L. Dulberg, Esq.                                 Andrew B. Janszky
                Corporate Secretary                                  Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith Incorporated                  599 Lexington Avenue
                  250 Vesey Street                                 New York, New York 10022
              New York, New York 10281                                  (212) 848-4000
                   (212) 449-1000
 (Name, address, including zip code, and telephone
                       number,
     including area code, of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                          Proposed
 Title of Each Class of                   Maximum         Proposed
    Securities to Be     Amount to Be  Offering Price Maximum Aggregate       Amount of
       Registered         Registered   Per Receipt(1) Offering Price(1) Registration Fee(2)(3)
----------------------------------------------------------------------------------------------
Software HOLDRS........  1,000,000,000      $100        $599,500,000           $158,268
                           receipts

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(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 5,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 995,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on August 14, 2000 and September 7, 2000 $2,640 and $155,628, respectively, of this Registration Fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

              Preliminary Prospectus dated September 18, 2000

PROSPECTUS

                                [LOGO OF HOLDRS]

                       1,000,000,000 Depositary Receipts
                            Software HOLDRSSM Trust

    The Software HOLDRS SM Trust will issue Depositary Receipts called Software HOLDRS SM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the software industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Software HOLDRS in a round-lot amount of 100 Software HOLDRS or round-lot multiples. Software HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Software HOLDRS. For a list of the names and the number of shares of the companies that make up a Software HOLDR, see "Highlights of Software HOLDRS--The Software HOLDRS" starting on page 11. The trust will issue the additional Software HOLDRS on a continuous basis.

    Investing in Software HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Software HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Software HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Software HOLDRS. Application has been made to list the Software HOLDRS on the American Stock Exchange under the symbol "SWH".

                                  ----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                         Initial
                                                          Price
                                                           to    Underwriting
                                                         Public*     Fee
                                                         ------- ------------
     Per Software HOLDR.................................              2%

    ___________
    *Includes underwriting fee.

    For purchases of Software HOLDRS in excess of       Software HOLDRS, the
underwriting fee will be     %.

                                  ----------

                              Merrill Lynch & Co.

Robert W. Baird & Co.                                   First Union Securities, Inc.
Legg Mason Wood Walker                                 Morgan Keegan & Company, Inc.
       Incorporated
Raymond James & Associates, Inc.
                             Sutro & Co. Incorporated Tucker Anthony Capital Markets

                   The date of this prospectus is     , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Software HOLDRS..............................................  10
The Trust..................................................................  17
Description of Software HOLDRS.............................................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  23
ERISA Considerations.......................................................  26
Plan of Distribution.......................................................  26
Legal Matters..............................................................  27
Where You Can Find More Information........................................  27

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Software HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Software HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Software HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Software HOLDRS or of the underlying securities through an investment in the Software HOLDRS.

                                    SUMMARY

      The Software HOLDRS Trust will be formed under the depositary trust
agreement, dated as of      , 2000, among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock or American depositary shares issued by 20 specified companies generally considered to be involved in various segments of the software industry. The number of shares of each company's common stock or American depositary shares held by the trust with respect to each round-lot of Software HOLDRS is specified under "Highlights of Software HOLDRS--The Software HOLDRS." This group of common stocks or American depositary shares are collectively referred to in this prospectus as the securities or the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change. Under no circumstances will a new company be added to the group of issuers of underlying securities.

      The trust will issue Software HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Software HOLDRS are separate from the underlying securities that are represented by the Software HOLDRS.

                                  RISK FACTORS

      An investment in Software HOLDRS involves risks similar to investing in each of the underlying securities outside of the Software HOLDRS, including the risks associated with concentrated investments in software companies.

General Risk Factors

     . Loss of investment. Because the value of Software HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Software HOLDRS if the underlying securities decline in value.

     . Discount trading price. Software HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the software industry. While the underlying securities are securities of companies generally considered to be involved in various aspects of the software industry, the underlying securities and the Software HOLDRS may not necessarily follow the price movements of the entire software industry generally. If the underlying securities decline in value, your investment in the Software HOLDRS will decline in value even if the securities prices of companies in the software industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the software industry. In this case, the Software HOLDRS may no longer consist of securities issued only by companies involved in the software industry.

     . No investigation of underlying securities. The underlying securities included in the Software HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the software industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Software HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Software HOLDRS may not necessarily continue to be a diversified investment in the software industry. As a result of market fluctuation and/or reconstitution events, Software HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Software HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Software HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Software HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Software HOLDRS may be halted if trading in one or more of the underlying securities is halted. If trading is halted in the Software HOLDRS, you will only be able to trade HOLDRS if you cancel your Software HOLDRS and receive the underlying securities, even though there is trading in some of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Software HOLDRS. If the Software HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Software HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Software HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Software HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Software HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Software HOLDRS, the selection of the software industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Software HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Software HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Software HOLDRS, particularly in connection with the initial issuance of Software HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Software HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Software HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Software Industry

     . The stock prices of some of the companies included in the Software HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Software HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of some companies included in the Software HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

        .   general market fluctuations;

        . actual or anticipated variations in companies' quarterly operating results;

        . announcements of technological innovations or new services offered by competitors of the companies included in the Software HOLDRS;

        .   changes in financial estimates by securities analysts;

        . legal or regulatory developments affecting the companies included in the Software HOLDRS or in the software industry;

        . announcements by competitors of the companies included in the Software HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

        .   departures of key personnel; and

        .   sales of software companies' securities in the open market.

        In addition, the trading prices of some software stocks in general have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many software stocks are high when measured by conventional valuation standards, such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of software companies or Internet-based companies generally could depress the stock prices of a software company regardless of its operating results. In addition, other broad market and industry factors may decrease the stock price of software stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of software stocks.

     . The ability of a software company to obtain, maintain or increase market share depends on timely introduction and market acceptance of new products offered by software companies. The software market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. The success of many software companies will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve performance, features and the reliability of their products. Software companies must also quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products or products which could make their product obsolete. In addition, the widespread adoption of new Internet, networking or telecommunications standards and other technological changes could require substantial expenditures to modify or adapt the existing products offered by software companies. Many software companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, result of operations and financial condition.

     . The products of some software companies have relatively short life cycles which could result in significant fluctuations in the operating results of these software companies. The products of some companies included in the Software HOLDRS have a limited life cycle and it is difficult to estimate when they will become obsolete. As a result, it is difficult to forecast future revenue growth or sources of future revenue. If a software company does not develop and introduce new products before existing products have completed their life cycles and ensure existing customers continue to use their products, it may not be possible for a software company to sustain its current level of sales.

     . Inability to manage rapid growth could adversely affect systems, management resources and revenues. Some software companies are, or plan to begin, rapidly expanding their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the financial, operational, management, marketing, and sales systems and resources of many software companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many software companies. Many software companies rely on a combination of patent, copyrights, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, software companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require software companies to enter to royalty or licensing agreements. Legal standards relating to the scope of protection of intellectual property rights in software and related industries are still evolving, and the future viability or value of any of the intellectual property rights of software companies is uncertain.

     . Demand for some of the products and services of software companies will decline if Internet use fails to grow and be accepted as a medium for online commerce and communication. Future revenues and any future profits of many software companies depend upon the widespread acceptance and use of the Internet and other online services as an effective medium of communication and commerce by consumers. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services. For many software companies to grow, customers must continue to accept and use new ways of conducting business and exchanging information on the Internet.

     . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many software companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may result in more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, results of operations and financial condition of many companies included in the Software HOLDRS.

     . Some companies included in the Software HOLDRS derive significant revenue from only a few customers, a failure to retain these customers or add new customers could affect the business of the companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the Software HOLDRS. If any of these significant customer were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the Software HOLDRS do not have long-term contracts or specific volume purchase contracts with significant customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

     . The international operations of some software companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some companies included in the Software HOLDRS have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

             .  general economic, social and political conditions;

             . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

             . differing tax rates, tariffs, exchange controls or other similar restrictions;

             .  currency fluctuations; and

             . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Many software companies are developing strategies to generate additional revenues for their products and services outside of the United States and western Europe and if these strategies fail it could result in slower revenue growth and losses. Many software companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many software companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues as they have limited experience developing localized versions of their products and services and marketing products and services internationally.

     . Some companies included in the Software HOLDRS have a limited operating history which makes financial forecasting difficult. Some companies included in the Software HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. Software companies would expect their business, operating results and financial condition to be materially adversely affected if their revenues do not meet their projections and that net losses in a given quarter would be even greater than expected.

     . The products of some software companies may contain defects or errors which may make it more difficult to gain market acceptance for the products of software companies and may reduce revenues. The products of software companies must be developed quickly to keep pace with the rapidly changing software market. Despite extensive product testing, complex software products and services are likely to contain undetected errors or defects. In the past some software companies have experienced delays in releasing some versions of their products until software problems were corrected. Some products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of products and damage to their reputations, as well as lost revenues, diverted development resources and increased service and warranty costs, all of which could negatively affect the revenues of a software company.

     . Many software companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. Many software companies are highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these software companies will be able to continue to attract and retain qualified personnel.

     . SAP AG, which is included in the Software HOLDRS, is a foreign issuer which presents additional risks relating to investments in foreign companies. The risks include the following:

            . it may be impossible to initiate legal proceedings against a foreign issuer as the laws of the issuer's jurisdiction of incorporation may not recognize a judgment obtained in a U.S. court, and it may be difficult to enforce a judgment against a foreign issuer as its assets may be located outside of the United States; and

            . potential voting impediments may exist because the underlying securities of the foreign issuer are represented by American depositary shares. Holders of American depositary shares may exercise voting rights only in accordance with the provisions of depositary agreements entered into in connection with the issuance of the American depositary shares. These provisions may make it impractical for holders of American depositary shares to exercise their voting rights with respect to the American depositary shares. In addition, the underlying securities of SAP AG, included in the Software HOLDRS and represented by American depositary shares, are preference shares which have limited voting rights.

                         HIGHLIGHTS OF SOFTWARE HOLDRS

      This discussion highlights information regarding Software HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Software HOLDRS.

Issuer.......................  Software HOLDRS Trust.

The trust....................  The Software HOLDRS Trust will be formed under the depositary trust agreement, dated as of
                                   , 2000, among The Bank of New York, as
                               trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Software HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Software HOLDRS...  Software HOLDRS are designed to achieve the following:

                               Diversification. Software HOLDRS are designed to allow you to diversify your investment in the software industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Software HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Software HOLDRS, and can cancel their Software HOLDRS to receive each of the underlying securities represented by the Software HOLDRS.

                               Transaction costs. The expenses associated with trading Software HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.................  The trust will hold securities issued by specified companies in the software industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the securities of a new company be added to the securities underlying the Software HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Software HOLDRS..........  The trust will issue Software HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf. The Software HOLDRS themselves are separate from the underlying securities that are represented by the Software HOLDRS.

                               The specific share amounts for each round-lot of 100 Software HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Software HOLDR and the initial weightings of each underlying security included in the Software HOLDRS approximates the relative market capitalizations of the specified companies (based on the market capitalizations of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 10%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of August 10, 2000, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between August 10, 2000 and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by the Software HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Software HOLDRS as of August 10, 2000,

                               . indicative weightings as of August 10, 2000, and

                               .  principal U.S. market on which the
                                  underlying securities are traded.

                                            Indicative            Primary U.S.
                                              Share    Indicative   Trading
            Name of Company          Ticker  Amounts   Weightings    Market
     -----------------------------   ------ ---------- ---------- ------------
     Oracle Corporation               ORCL      11       9.41%     Nasdaq NMS
     Veritas Software Corporation     VRTS      9        9.32%     Nasdaq NMS
     Microsoft Corporation            MSFT      12       9.31%     Nasdaq NMS
     SAP AG*                          SAP       15       9.30%        NYSE
     i2 Technologies, Inc.            ITWO      6        9.24%     Nasdaq NMS
     Siebel Systems, Inc.             SEBL      5        8.49%     Nasdaq NMS
     TIBCO Software Inc.              TIBX      6        6.92%     Nasdaq NMS
     Check Point Software
      Technologies Ltd.               CHKP      5        6.67%     Nasdaq NMS
     Adobe Systems Incorporated       ADBE      4        4.82%     Nasdaq NMS
     Computer Associates
      International, Inc.              CA       18       4.81%        NYSE
     Rational Software Corporation    RATL      3        3.14%     Nasdaq NMS
     Sapient Corporation              SAPE      2        2.65%     Nasdaq NMS
     Intuit Inc.                      INTU      6        2.55%     Nasdaq NMS
     PeopleSoft, Inc.                 PSFT      9        2.31%     Nasdaq NMS
     Phone.Com, Inc.                  PHCM      2        2.17%     Nasdaq NMS
     Mercury Interactive
      Corporation                     MERQ      2        2.14%     Nasdaq NMS
     Nuance Communications, Inc.      NUAN      1        1.83%     Nasdaq NMS
     Macromedia, Inc.                 MACR      2        1.78%     Nasdaq NMS
     BMC Software, Inc.               BMCS      8        1.67%     Nasdaq NMS
     Micromuse Inc.                   MUSE      1        1.47%     Nasdaq NMS

                               --------
                               * The securities of this non-U.S. company trade
                                 in the United States as American depositary receipts.

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Software HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded securities involved in the software industry, as measured by market capitalization and trading volume on August 10, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

                               The number of outstanding Software HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Software HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Public offering price........  The initial public offering price for 100
                               Software HOLDRS will equal the sum of the closing market price on the primary U.S.

                               trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Software HOLDR.

Purchases....................  After the initial offering, you may acquire
                               Software HOLDRS in two ways:

                               . through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase Software HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of    Software HOLDRS or
                                  fewer, 2%.

                               .  For purchases in excess of    Software
                                  HOLDRS,  %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Software HOLDRS made in the initial public offering.

Issuance and cancellation      After the initial offering, if you wish to
 fees........................  create Software HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Software HOLDRS, The Bank of
                               New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100
                               Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software
                               HOLDRS.

Commissions..................  If you choose to deposit underlying securities in order to receive Software HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Software
 HOLDRS......................  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Software HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Software HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Software HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying Securities.......  You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Software HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Software HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a U.S. national securities exchange or Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........  A. The Software HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Software HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding
                                  Software HOLDRS vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
 consequences................  holder of Software HOLDRS as directly owning the underlying securities. The Software HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................  Application has been made to list the Software
                               HOLDRS on the American Stock Exchange under the symbol "SWH". Trading will take place only in round-lots of 100 Software HOLDRS and round-lot multiples. A minimum of 150,000 Software HOLDRS will be required to be outstanding when trading begins.

Trading......................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                               Software HOLDRS. Bid and ask prices, however, will be quoted per single Software HOLDR.

Clearance and settlement.....  The trust will issue Software HOLDRS in book-
                               entry form. Software HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Software HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Software HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Software HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Software HOLDRS Trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of      , 2000. The Bank of New York will
be the trustee. The Software HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Software HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Software HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                         DESCRIPTION OF SOFTWARE HOLDRS

      The trust will issue Software HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Software HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Software HOLDRS in a round-lot of 100 Software HOLDRS and round-lot multiples. The trust will only issue Software HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Software HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS.

      Software HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Software HOLDRS--The Software HOLDRS."

      Beneficial owners of Software HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Software HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Software HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Software HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Software HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Software HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Software HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Software HOLDRS will be available only in book-entry form. Owners of Software HOLDRS may hold their Software HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stock or American depositary shares of a group of 20 specified companies involved in various aspects of the software industry and whose securities are registered under section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the software industry as measured by market capitalization and trading volume. The following additional criteria were used in selecting the underlying securities on August 10, 2000:

    .  Market capitalization equal to or greater than $4 billion;

    . Average daily trading volume of at least 225,000 shares over the 60 trading days before August 10, 2000;

    . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to August 10, 2000) of at least $20 million over the 60 trading days before August 10, 2000; and

    .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. In determining whether a company was to be considered for inclusion in the Software HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the software industry. In this case, the Software HOLDRS may no longer consist of securities issued by companies involved in the software industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the software industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Software HOLDRS, please refer to "Highlights of Software HOLDRS--The Software HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Software HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the underlying securities represented by a single Software HOLDR based upon the indicative share amounts set forth in the table on page 12 of this preliminary prospectus, measured at the close of each business day from April 13, 2000, the first date when all of the underlying securities were publicly traded, to August 31, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

2000             Value
----             -----
April 13........ 79.92
April 14........ 72.25
April 17........ 80.15
April 18........ 85.00
April 19........ 82.35
April 20........ 82.09
April 24........ 77.25
April 25........ 85.34
April 26........ 83.87
April 27........ 87.05
April 28........ 89.64
May 1........... 91.25
May 2........... 86.77
May 3........... 84.43
May 4........... 86.13
May 5........... 88.02
May 8........... 82.73
May 9........... 80.27
May 10.......... 76.02
May 11.......... 79.91

2000             Value
----             -----
May 12.......... 80.71
May 15.......... 83.56
May 16.......... 87.71
May 17.......... 86.82
May 18.......... 83.18
May 19.......... 79.25
May 22.......... 78.33
May 23.......... 73.86
May 24.......... 77.76
May 25.......... 76.41
May 26.......... 77.29
May 30.......... 85.40
May 31.......... 82.58
June 1.......... 88.37
June 2.......... 94.67
June 5.......... 94.72
June 6.......... 91.39
June 7.......... 94.89
June 8.......... 94.82
June 9.......... 95.93

2000             Value
----             -----
June 12......... 90.28
June 13......... 93.65
June 14......... 91.91
June 15......... 93.50
June 16......... 94.60
June 19......... 98.36
June 20......... 98.82
June 21......... 98.16
June 22......... 94.53
June 23......... 91.33
June 26......... 94.30
June 27......... 93.36
June 28......... 94.69
June 29......... 92.85
June 30......... 95.06
July 3.......... 94.49
July 5.......... 87.48
July 6.......... 90.17
July 7.......... 92.81
July 10......... 92.12

2000             Value
----             -----
July 11......... 91.50
July 12......... 94.98
July 13......... 98.88
July 14......... 99.39
July 17......... 99.91
July 18......... 96.86
July 19......... 92.08
July 20......... 96.61
July 21......... 94.03
July 24......... 91.51
July 25......... 90.76
July 26......... 89.34
July 27......... 86.49
July 28......... 82.95
July 31......... 87.76
August 1........ 85.52
August 2........ 86.84
August 3........ 89.59
August 4........ 91.32
August 7........ 94.06

2000             Value
----             ------
August 8........  96.09
August 9........  94.81
August 10.......  92.38
August 11.......  93.43
August 14.......  94.16
August 15.......  93.57
August 16.......  94.29
August 17.......  96.48
August 18.......  95.21
August 21.......  95.08
August 22.......  95.37
August 23.......  96.20
August 24.......  98.92
August 25.......  99.91
August 28....... 101.55
August 29....... 101.56
August 30....... 102.10
August 31....... 105.30

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of     , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Software HOLDRS, provides that Software HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Software HOLDRS. You may create and cancel Software HOLDRS only in round-lots of 100 Software HOLDRS. You may create Software HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Software HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Software HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Software HOLDRS, the trust may require a minimum of more than one round-lot of 100 Software HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Software HOLDRS. Similarly, you must surrender Software HOLDRS in integral multiples of 100 Software HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Software HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Software HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Software HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Software HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Software HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Software HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Software HOLDRS.

      Further issuances of Software HOLDRS. The depositary trust agreement provides for further issuances of Software HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Software HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Software HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Software HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Software HOLDRS will surrender their Software HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Software HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the Software HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Software HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Software HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Software HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Software HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Software HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Software HOLDRS. If you wish to create Software HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Software HOLDRS. If you wish to cancel your Software HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Software HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Software HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Software HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Software HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Software HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Software HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Software HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Software HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Software HOLDRS

      A receipt holder purchasing and owning Software HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Software HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Software HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Software HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Software HOLDRS. Similarly, with respect to sales of Software HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Software HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Software HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Software HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Software HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    .  at least 75% of its gross income is "passive income;" or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Software HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Software HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Software HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Software HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Software HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, the selling group, propose to offer the Software HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Software HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover page of this prospectus, less
a concession that is not in excess of   %. The selling group may allow to
certain dealers, and the dealers may reallow, a discount on sales of Software
HOLDRS not in excess of   % of the public offering price as set forth on the
cover page of this prospectus. We expect the trust to deliver the initial distribution of Software HOLDRS against deposit of the
underlying securities in New York, New York on    , 2000. After the initial
offering, the public offering price, concession and discount may be changed. The trust will continue to issue Software HOLDRS in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Software HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Software HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Software HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Software HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Software HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Software HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above.

However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Software HOLDRS. This prospectus relates only to Software HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Software HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Software HOLDRS have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through August 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. The primary foreign stock market on which the securities of the foreign issuers included in the Software HOLDRS are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       ADOBE SYSTEMS INCORPORATED (ADBE)

      Adobe Systems Incorporated develops and markets graphic design, publishing and imaging software for Web sites, print publishing and other types of media. Adobe also offers application software products for creating, distributing and managing information. Adobe's customers include hardware manufactures, software developers, Internet service providers, graphic designers, businesses and consumers.

           Closing            Closing            Closing            Closing            Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January    14 15/32 January   17       January   18 15/16 January   19 1/4   January   23 7/8   January   55 1/16
February   17 7/8   February  16 3/4   February  18 1/4   February  22 3/32  February  20 1/8   February 102
March      24 3/4   March     16 1/8   March     20 1/16  March     22 19/32 March     28 3/8   March    111 5/16
April      29 1/8   April     21 1/2   April     19 9/16  April     25 1/32  April     31 11/16 April    120 15/16
May        26       May       18 9/16  May       22 5/16  May       19 31/32 May       37 1/16  May      112 9/16
June       29       June      17 15/16 June      17 7/32  June      21 7/32  June      41 5/64  June     130
July       30 7/8   July      15 3/16  July      18 11/16 July      16 5/32  July      42 7/8   July     114 1/2
August     25 1/2   August    17 7/16  August    19 11/16 August    13 1/8   August    49 13/16 August   130
September  25 7/8   September 18 5/8   September 25 3/16  September 17 11/32 September 56 3/4
October    28 1/2   October   17 5/16  October   23 7/8   October   18 9/16  October   69 15/16
November   33 13/16 November  19 3/4   November  21       November  22 3/8   November  68 11/16
December   31       December  18 11/16 December  20 5/8   December  23 3/8   December  67 1/4

      The closing price on      , 2000 was    .

                           BMC SOFTWARE, INC. (BMCS)

      BMC Software, Inc. provides systems management software for businesses. BMC's software is designed to allow businesses to integrate different components of their information technology systems with each other and with the Internet and Internet-related applications such as electronic-business offerings. BMC's products include software for databases, operating systems, servers and Internet applications.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    17 3/16  January   13 13/16 January   21 11/16 January   33 7/8   January   46 11/16 January  37 7/8
February    8 1/32  February  13 15/16 February  21 13/32 February  38 1/4   February  40 7/8   February 46
March       7 31/32 March     13 11/16 March     23 1/16  March     41 29/32 March     37 1/16  March    49 3/8
April       7 25/32 April     15 7/32  April     21 5/8   April     46 25/32 April     43 1/16  April    46 13/16
May         8 1/32  May       15 3/4   May       27 1/16  May       46 1/16  May       49 7/16  May      44
June        9 21/32 June      14 15/16 June      27 11/16 June      51 15/16 June      54       June     36 31/64
July        9 11/16 July      16       July      30 1/8   July      49 5/16  July      53 7/8   July     18 7/8
August     10 21/32 August    18 5/8   August    31 5/16  August    42 5/16  August    53 13/16 August   27
September  11 1/2   September 19 7/8   September 32 3/8   September 60 1/16  September 71 9/16
October     8 29/32 October   20 3/4   October   30 3/16  October   48 1/16  October   64 3/16
November   10 9/16  November  21 3/4   November  32 7/16  November  51 1/16  November  72 13/16
December   10 11/16 December  20 11/16 December  32 13/16 December  44 9/16  December  79 15/16

      The closing price on      , 2000 was    .

                 CHECK POINT SOFTWARE TECHNOLOGIES LTD. (CHKP)

      Check Point Software Technologies Ltd. develops and markets resource protection, or firewall, software that shields corporate networks from both internal and external unauthorized access. Check Point products are designed to verify remote users, control access to corporate networks, block viruses and other unwanted Web content from entering corporate networks and permit companies to set up virtual private networks for secure internal and remote communications. Check Point sells its products through manufacturers and resellers.

           Closing           Closing            Closing            Closing            Closing            Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January      *     January      *     January    6 11/16 January    7 5/8   January   12 1/8   January   55 3/32
February     *     February     *     February   4 15/32 February   9 41/64 February   9 19/32 February 101 31/32
March        *     March        *     March      5 1/8   March     11 27/64 March     10 3/4   March     85 17/32
April        *     April        *     April      5 29/32 April      7 11/32 April      8 13/16 April     86 1/2
May          *     May          *     May        7       May        7       May       11 1/16  May       93 15/16
June         *     June         *     June       5 27/32 June       8 3/16  June      13 13/32 June     105 7/8
July         *     July       4       July       6 3/4   July       5 7/8   July      17 7/64  July     116
August       *     August     6 1/8   August     6 7/16  August     4 17/32 August    19 9/32  August   145 13/16
September    *     September  8 7/16  September  7 3/4   September  4 31/32 September 21 7/64
October      *     October    6 7/8   October   10 21/32 October    5 11/16 October   28 59/64
November     *     November   5 11/16 November  11 9/32  November   8 7/64  November  35 13/32
December     *     December   5 7/16  December  10 3/16  December  11 29/64 December  49 11/16

      The closing price on    , 2000 was    .

                  COMPUTER ASSOCIATES INTERNATIONAL, INC. (CA)

      Computer Associates International, Inc. develops and markets systems management, information management and business management software for use on numerous computer operating systems. Computer Associates offers numerous products, including data access and network management tools, which, among other things, measure and improve computer hardware and software performance and programmer productivity.

           Closing            Closing            Closing            Closing           Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price    1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- ------- --------- -------- -------- --------
January    14 25/32 January   30 25/64 January   30 1/4   January   53 3/16 January   50 5/8   January  68 1/2
February   16 31/32 February  30 9/16  February  29 5/64  February  47 1/4  February  42       February 64 1/4
March      17 19/32 March     31 53/64 March     25 59/64 March     57 3/4  March     35 9/16  March    59 3/16
April      19 5/64  April     32 39/64 April     34 43/64 April     58 5/8  April     42 11/16 April    55 13/16
May        19 13/32 May       32 21/64 May       36 1/2   May       52 1/2  May       47 5/16  May      51 1/2
June       20       June      31 9/16  June      37 1/8   June      55 9/16 June      54 3/4   June     51 3/16
July       21 47/64 July      33 59/64 July      45 1/4   July      33 1/4  July      45 7/8   July     24 13/16
August     20 19/32 August    35       August    44 37/64 August    27      August    56 1/2   August   31 3/4
September  18 25/32 September 39 59/64 September 47 7/8   September 37      September 61 1/8
October    24 7/16  October   39 27/64 October   49 1/2   October   39 3/8  October   56 1/2
November   29 7/64  November  43 53/64 November  52 1/16  November  44 1/4  November  64 3/4
December   25 9/32  December  33 11/64 December  53       December  42 5/8  December  69 15/16

      The closing price on    , 2000 was    .

                               INTUIT INC. (INTU)

      Intuit Inc. develops, markets and supports software that is designed to automate and simplify financial activities for small businesses and individuals. Intuit's product and service offerings include desktop software, Internet software and products to connect desktop software to the Internet. Intuit offers software for small business accounting, tax preparation and consumer finance and financial supplies such as computer checks, envelopes and invoices. Intuit's personal finance products and services are primarily marketed under the "Quicken" brand.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    11       January   20 35/64 January    9 3/4   January   12 29/64 January   30 21/64 January  60 5/16
February   11 3/64  February  22 1/4   February   7 35/64 February  15 1/2   February  32 63/64 February 52 1/2
March      13       March     15       March      7 3/4   March     16 1/8   March     33 59/64 March    54 3/8
April      11 19/64 April     17 21/64 April      7 3/8   April     17 47/64 April     28 45/64 April    35 15/16
May        10 35/64 May       17 21/64 May        9 3/64  May       15 51/64 May       27 1/8   May      36 1/4
June       12 43/64 June      15 3/4   June       7 41/64 June      20 27/64 June      30 3/64  June     41 3/8
July       14 3/8   July      11 43/64 July       8 25/64 July      16 37/64 July      27 17/64 July     34
August     14 23/64 August    12 11/64 August     8 45/64 August    11 25/64 August    29 55/64 August   59 7/8
September  15 43/64 September 10 1/2   September 10 43/64 September 15 33/64 September 29 7/32
October    24       October    9       October   10 7/8   October   15 53/64 October   29 1/8
November   28       November  11 59/64 November  10 1/16  November  19 19/64 November  50
December   26       December  10 1/2   December  13 3/4   December  24 11/64 December  59 15/16

      The closing price on        , 2000 was     .

                          I2 TECHNOLOGIES, INC. (ITWO)

      i2 Technologies, Inc. develops and markets electronic business software that assists companies in optimizing electronic-business processes both internally and among trading partners. i2 products are designed to allow companies to improve efficiencies, collaborate with suppliers and customers, respond to market demands and engage in business over the Internet. i2 recently launched a business-to-business software product that is intended to permit customers, partners, suppliers and service providers to conduct business together in real time.


           Closing           Closing            Closing            Closing            Closing            Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- ---------
January      *     January      *     January    9 1/16  January   13 13/32 January   17 7/16  January   96 5/16
February     *     February     *     February   7 9/32  February  14 9/64  February  12 15/32 February 163 1/2
March        *     March        *     March      8 1/4   March     16 13/32 March     13 19/64 March    122 1/8
April        *     April     10 3/16  April      9 1/2   April     16 11/16 April     16 15/16 April    129 1/4
May          *     May       10 1/16  May       10 11/16 May       14 57/64 May       15 13/16 May      106 11/16
June         *     June      10 11/16 June       7 3/4   June      17 9/16  June      21 1/2   June     104 17/64
July         *     July       6 1/4   July      12       July      12 3/16  July      15 3/8   July     129 3/4
August       *     August     7 3/16  August    11 9/16  August     7 1/16  August    15 7/8   August   169 3/16
September    *     September  9 1/2   September 10 3/8   September  7 3/32  September 19 13/32
October      *     October    9 1/2   October   11 23/64 October    9 5/16  October   39 15/32
November     *     November   9 1/2   November  11 3/8   November  12 3/8   November  42 1/2
December     *     December   9 9/16  December  13 3/16  December  15 3/16  December  97 1/2

      The closing price on        , 2000 was     .

                            MACROMEDIA, INC. (MACR)

      Macromedia, Inc. develops and markets Web design software and multimedia playback and graphics development tools. Macromedia software streamlines workflow on the Web from concept to design and development to production. Macromedia also makes interactive learning products and is focusing on the consumer entertainment Web site market.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    12 1/4   January   40       January   11 1/8   January    8 25/32 January   35 1/16  January  68 7/16
February   14 11/16 February  40 1/16  February   9 13/16 February  12 1/2   February  30 9/16  February 86 7/16
March      16 7/8   March     42 3/4   March      9 1/16  March     14 7/8   March     45 5/16  March    90 5/16
April      16 3/4   April     37 11/16 April      7 5/8   April     14 15/16 April     41 7/16  April    87
May        17 3/8   May       42 5/8   May       10 1/16  May       15 27/32 May       38 11/32 May      79 27/64
June       21 5/8   June      21 7/8   June       8 5/8   June      18 11/16 June      35 1/4   June     96 11/16
July       23 7/8   July      16 1/8   July       9 9/16  July      16 3/8   July      34 7/8   July     76 1/2
August     24 7/8   August    22 5/8   August     9 9/16  August    12 9/16  August    39 5/8   August   69 7/64
September  28 9/16  September 20 3/4   September 12 1/16  September 16 1/4   September 40 7/8
October    37       October   16 5/8   October   10 3/8   October   20       October   64 7/16
November   46 1/2   November  18 1/8   November   9 31/32 November  27 15/16 November  65 3/4
December   52 1/4   December  18       December   8 5/16  December  33 11/16 December  73 1/8

      The closing price on    , 2000 was    .

                     MERCURY INTERACTIVE CORPORATION (MERQ)

      Mercury Interactive Corporation develops and markets integrated management products that are designed to enable businesses to test and monitor their Internet applications so they can quickly identify problems. Mercury's software products and services are designed to assist electronic businesses in improving the performance, availability, reliability and adaptability of their Web sites. Mercury's products include test management products, which automate the testing of Internet applications and other applications, and Web performance monitoring products, which monitor and measure Web site performance from the user's perspective and alert users to performance problems.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    3 3/16  January   5 3/16  January   3 1/8   January    7 5/16  January   15 25/32 January  54 11/16
February   3 1/4   February  4 1/16  February  3 1/4   February   9 5/16  February  16 13/64 February 96 3/8
March      4 7/32  March     4       March     2 7/16  March      9 1/8   March     17 13/16 March    79 1/4
April      5 3/8   April     3 7/16  April     3 1/16  April     10 1/8   April     14 3/32  April    90
May        5 9/16  May       3 5/8   May       4 3/8   May        8 5/16  May       16 7/16  May      84 3/4
June       5 1/32  June      3 7/16  June      3 23/32 June      11 5/32  June      17 11/16 June     96 3/4
July       6 1/4   July      3 11/16 July      4 29/64 July      10 11/32 July      23 1/16  July     99 17/64
August     5 21/32 August    3 1/2   August    4 13/16 August     8 13/32 August    23 7/8   August   122 3/16
September  6 15/16 September 3 15/32 September 4 25/32 September  9 59/64 September 32 9/32
October    5 1/8   October   3 3/16  October   5 5/8   October   10 3/8   October   40 9/16
November   5 3/4   November  2 1/2   November  6 3/32  November  11 15/32 November  41 9/16
December   4 9/16  December  3 1/4   December  6 11/16 December  15 13/64 December  53 31/32

      The closing price on    , 2000 was    .

                          MICROSOFT CORPORATION (MSFT)

      Microsoft Corporation develops, manufactures, licenses and supports a range of software products for various computing devices. Microsoft software includes operating systems, various personal computers and servers, server applications and software development tools. Microsoft's online businesses include the MSN network of Internet products and service, electronic-commerce platforms and alliances with companies involved with broadband Internet access and digital network services. Microsoft is currently appealing an antitrust ruling from the Federal District Court of the District of Columbia, received on June 7, 2000, ordering that Microsoft be divided into separate operating systems and software applications companies.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- --------- -------- ---------
January     7 27/64 January   11 9/16  January   25 1/2   January   37 19/64 January    87 1/2   January   97 7/8
February    7 1/8   February  12 11/32 February  24 3/8   February  42 3/8   February   75 1/16  February  89 3/8
March       8 57/64 March     12 57/64 March     22 59/64 March     44 3/4   March      89 5/8   March    106 3/4
April      10 7/32  April     14 5/32  April     30 3/8   April     45 1/16  April      81 5/16  April     69 3/4
May        10 19/32 May       14 27/32 May       31       May       42 13/32 May        80 11/16 May       62 9/16
June       11 19/64 June      15 1/64  June      31 19/32 June      54 3/16  June       90 3/16  June      80
July       11 5/16  July      14 47/64 July      35 11/32 July      54 31/32 July       85 13/16 July      69 13/16
August     11 9/16  August    15 5/16  August    33 3/64  August    47 31/32 August     92 9/16  August    69 13/16
September  11 5/16  September 16 31/64 September 33 5/64  September 55 1/32  September  90 9/16
October    12 1/2   October   17 5/32  October   32 1/2   October   52 15/16 October    92 9/16
November   10 57/64 November  19 39/64 November  35 3/8   November  61       November   91 3/64
December   10 31/32 December  20 21/32 December  32 5/16  December  69 11/32 December  116 3/4

      The closing price on      , 2000 was    .

                             MICROMUSE INC. (MUSE)

      Micromuse Inc. develops and markets software that monitors and manages the elements of information technology infrastructures. Micromuse's products consolidate network data and events, customize network information and allow operators to automatically resolve service problems. Micromuse sells its products directly and through distribution partners.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- ---------
January       *    January      *    January      *    January      *     January   15 9/32  January   81 19/32
February      *    February     *    February     *    February   9 1/2   February  16 1/8   February 141 13/16
March         *    March        *    March        *    March     12 3/16  March     23       March    138 13/16
April         *    April        *    April        *    April     11 1/8   April     17 7/32  April     98 1/8
May           *    May          *    May          *    May       10 3/4   May       19 15/16 May       99 9/16
June          *    June         *    June         *    June      20 13/32 June      24 15/16 June     165 1/2
July          *    July         *    July         *    July      12 15/16 July      23 1/4   July     129 47/64
August        *    August       *    August       *    August     6 7/8   August    28 9/16  August   151 7/8
September     *    September    *    September    *    September  8 15/16 September 32 1/8
October       *    October      *    October      *    October    8 17/32 October   53 7/16
November      *    November     *    November     *    November  11 13/32 November  57 3/16
December      *    December     *    December     *    December   9 3/4   December  85

      The closing price on      , 2000 was    .

                       NUANCE COMMUNICATIONS, INC. (NUAN)

      Nuance Communications, Inc. develops, markets and supports voice-responsive software that is designed to make information and services from the Internet and other sources accessible from any telephone. Nuance's speech recognition, natural language understanding and voice authentication software technologies are intended to enable information systems to recognize what an individual says, derive the meaning of what an individual says and verify the identity of the individual. Nuance has also developed a voice browser that allows users to interact with automated information and services using a telephone.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January      *     January     *     January     *     January     *     January     *     January     *
February     *     February    *     February    *     February    *     February    *     February    *
March        *     March       *     March       *     March       *     March       *     March       *
April        *     April       *     April       *     April       *     April       *     April     30 3/16
May          *     May         *     May         *     May         *     May         *     May       39 1/2
June         *     June        *     June        *     June        *     June        *     June      83 5/16
July         *     July        *     July        *     July        *     July        *     July     140 3/8
August       *     August      *     August      *     August      *     August      *     August   131 5/8
September    *     September   *     September   *     September   *     September   *
October      *     October     *     October     *     October     *     October     *
November     *     November    *     November    *     November    *     November    *
December     *     December    *     December    *     December    *     December    *

      The closing price on      , 2000 was      .

                           ORACLE CORPORATION (ORCL)

      Oracle Corporation develops, manufactures and markets computer software that allows businesses to engage in electronic commerce and information management. Oracle's primary products include systems software for development of Internet applications and business applications software for a company's data processing, financial management and customer service needs.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    4 13/64 January    7 5/64  January    8 41/64 January    7 3/4   January   18 29/64 January  49 61/64
February   4 41/64 February   7 45/64 February   8 23/32 February   8 13/64 February  18 5/8   February 74 1/4
March      4 5/8   March      6 63/64 March      8 9/16  March     10 33/64 March     13 3/16  March    78 1/16
April      4 33/64 April      7 1/2   April      8 53/64 April      8 5/8   April     13 17/32 April    79 15/16
May        5 9/64  May        7 23/64 May       10 23/64 May        7 7/8   May       12 13/32 May      71 7/8
June       5 23/32 June       8 49/64 June      11 3/16  June       8 3/16  June      18 9/16  June     84 1/16
July       6 13/64 July       8 11/16 July      12 3/32  July       8 53/64 July      19 1/32  July     75 3/16
August     5 15/16 August     7 53/64 August    12 45/64 August     6 41/64 August    18 1/4   August   90 15/16
September  5 11/16 September  9 29/64 September 12 9/64  September  9 45/64 September 22 3/4
October    6 15/32 October    9 13/32 October   11 59/64 October    9 55/64 October   23 25/32
November   6 23/32 November  10 57/64 November  11 7/64  November  11 27/64 November  33 29/32
December   6 9/32  December   9 9/32  December   7 7/16  December  14 3/8   December  56 1/32

      The closing price on       , 2000 was     .

                            PEOPLESOFT, INC. (PSFT)

      PeopleSoft, Inc. designs, develops and supports business application software. PeopleSoft's software is designed to provide customer relationship management, human resource management and financial accounting services applications. PeopleSoft also offers software with applications customized for a specific industry. In addition, PeopleSoft provides consulting, education and technical support for its software products. PeopleSoft's customers include businesses, educational institutions and government agencies.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     4 3/64  January   11 7/8   January   27 1/4   January   35       January   19 13/16 January  22 1/2
February    4 11/32 February  13 1/2   February  19 15/16 February  44 11/16 February  18 7/8   February 20 11/16
March       5 17/32 March     14 3/8   March     20       March     52 11/16 March     14 5/8   March    20
April       6 13/32 April     15 3/4   April     20 3/4   April     46 1/2   April     13 11/16 April    13 15/16
May         6 3/16  May       17 11/16 May       25 7/8   May       43 11/16 May       16 3/16  May      13 13/16
June        6 25/32 June      17 13/16 June      26 3/8   June      47       June      17 1/4   June     16 3/4
July        8 15/16 July      16 57/64 July      29 1/4   July      37 11/16 July      13 5/8   July     21 13/16
August      8 5/8   August    19 3/16  August    28 1/8   August    28 1/8   August    14 1/8   August   32 1/4
September  11 23/64 September 20 13/16 September 29 7/8   September 32 5/8   September 16 15/16
October    10 3/4   October   22 7/16  October   31 7/16  October   21 3/16  October   15
November   10 1/2   November  22 7/8   November  32 23/32 November  20 9/16  November  18 13/16
December   10 3/4   December  23 31/32 December  39       December  18 15/16 December  21 5/16

      The closing price on    , 2000 was    .

                             PHONE.COM, INC. (PHCM)

      Phone.com, Inc. develops software that is designed to allow for the delivery of Internet-based services to wireless telephones. Phone.com sells its products to wireless telecommunications service providers and wireless telephone manufactures who integrate the software into their products and services to provide users of wireless telephones with access to Internet services, including e-mail, news, stocks, weather, travel and sports. On August 9, 2000, Phone.com announced that it had entered into a merger agreement with Software.com, Inc. This transaction is subject to regulatory and stockholder approval and customary closing conditions.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- -------- ---------
January      *     January     *     January     *     January     *     January       *     January  110
February     *     February    *     February    *     February    *     February      *     February 139 5/8
March        *     March       *     March       *     March       *     March         *     March    163 1/8
April        *     April       *     April       *     April       *     April         *     April     84
May          *     May         *     May         *     May         *     May           *     May       69 15/16
June         *     June        *     June        *     June        *     June       28       June      65 1/8
July         *     July        *     July        *     July        *     July       31 3/32  July      79 7/8
August       *     August      *     August      *     August      *     August     59 1/16  August    92 7/16
September    *     September   *     September   *     September   *     September  75 3/4
October      *     October     *     October     *     October     *     October   102 3/4
November     *     November    *     November    *     November    *     November  145
December     *     December    *     December    *     December    *     December  115 15/16

      The closing price on    , 2000 was    .

                      RATIONAL SOFTWARE CORPORATION (RATL)

      Rational Software Corporation develops products that are intended to automate the software development process. Rational Software's products and services are designed to allow its customers to more efficiently develop and deploy their software. Rational Software markets its software development products and services to companies involved in Internet businesses and to companies involved in designing Internet infrastructure and equipment.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     2 5/8   January    6 5/32  January   12 11/16 January    5 21/32 January   16 17/32 January  26
February    2 1/4   February   9 15/64 February  12 15/16 February   6 3/4   February  14 27/32 February 35 9/16
March       2 49/64 March      9 7/8   March     10 5/16  March      6 1/2   March     13 13/32 March    38 1/4
April       3 3/32  April     13 11/32 April      6 29/32 April      8 13/32 April     14 13/16 April    42 9/16
May         2 29/32 May       15 17/32 May        9 7/16  May        7 5/8   May       16 29/32 May      36 21/32
June        3 13/32 June      13 7/16  June       8 13/32 June       7 5/8   June      16 15/32 June     46 15/32
July        4 3/16  July      11 3/32  July       9 5/8   July       8 1/4   July      16 11/16 July     50 7/8
August      3 27/32 August    13 5/16  August     8 1/4   August     5 9/16  August    13 17/32 August   64 11/32
September   3 29/32 September 17 1/16  September  8       September  8 13/32 September 14 41/64
October     3 29/32 October   19 3/16  October    4 9/16  October   11 3/16  October   21 3/8
November    4 13/32 November  17 5/8   November   5 1/16  November  11 11/32 November  25 9/16
December    5 19/32 December  19 25/32 December   5 11/16 December  13 1/4   December  24 9/16

      The closing price on       , 2000 was    .

                                  SAP AG (SAP)

      SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP software enables companies of all sizes and industries to fully interact with their employees, customers and partners. Specifically, SAP software is designed to optimize supply chains, manage strategic relationships, reduce time to market and share information. SAP's preference shares, which are listed on the New York Stock Exchange through American depositary receipts, also trade on German and Swiss stock exchanges.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- -------
January       *    January      *    January      *    January      *     January   33 15/16 January  65 3/16
February      *    February     *    February     *    February     *     February  32       February 71 5/16
March         *    March        *    March        *    March        *     March     26 5/16  March    59 3/4
April         *    April        *    April        *    April        *     April     31 3/8   April    49 1/8
May           *    May          *    May          *    May          *     May       33 9/16  May      42 7/8
June          *    June         *    June         *    June         *     June      34 5/8   June     46 5/8
July          *    July         *    July         *    July         *     July      31 11/16 July     55 3/4
August        *    August       *    August       *    August    41 7/8   August    33       August   64 3/16
September     *    September    *    September    *    September 38 15/16 September 37 3/4
October       *    October      *    October      *    October   42 1/16  October   36 9/16
November      *    November     *    November     *    November  42 5/16  November  33 9/16
December      *    December     *    December     *    December  36 1/16  December  52 1/16

      The closing price on       , 2000 was    .

                           SAPIENT CORPORATION (SAPE)

      Sapient Corporation designs, develops and implements systems that allow businesses to create and offer their Internet-related businesses. Its services include business and Internet strategy consulting, creative design, technology development and systems integration. Sapient primarily targets its services to the needs of the financial services, media and entertainment, communications and manufacturing and retail industries.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January       *    January      *    January   5 27/32 January    9 7/16  January   18 15/32 January  44 3/16
February      *    February     *    February  4 53/64 February   9 59/64 February  16 23/32 February 35 3/4
March         *    March        *    March     4       March     11 27/32 March     17 27/32 March    41 15/16
April         *    April     6 19/32 April     4 31/64 April     12 11/32 April     15 11/16 April    39 19/32
May           *    May       6 1/4   May       5 19/32 May       11 3/16  May       15 15/16 May      49 31/32
June          *    June      5 9/32  June      6 3/16  June      13 3/16  June      14 5/32  June     53 15/32
July          *    July      4 7/8   July      6 29/32 July      11 7/16  July      13 13/16 July     56 7/8
August        *    August    5 13/32 August    6 27/32 August     9 49/64 August    18 1/4   August   52 1/2
September     *    September 5 9/16  September 6 23/64 September  8 17/32 September 23 9/16
October       *    October   5 25/32 October   6 21/32 October   11 17/64 October   31 31/32
November      *    November  4 15/16 November  6 1/2   November  11 9/16  November  38 3/4
December      *    December  5 17/64 December  7 21/32 December  14       December  70 15/32

      The closing price on      , 2000 was    .

                          SIEBEL SYSTEMS, INC. (SEBL)

      Siebel Systems, Inc. develops and markets customer relationship software that is designed to automate the sales and customer service operations of large corporations across multiple channels, including the Web. Siebel's principal software products offer client information and support services to customer service call centers, direct sales teams, resellers, retailers and Web-based sales forces. Siebel has announced a 2-for-1 stock split on its common stock to shareholders of record as of August 18, 2000. The stock began trading on a split-adjusted basis on September 11, 2000. The following table does not take into account any adjustments for this stock split.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- ---------
January       *    January      *    January    4 3/8   January   12 5/16  January   21 7/8   January   91 11/16
February      *    February     *    February   4 7/16  February  15 3/8   February  22       February 140
March         *    March        *    March      4 3/16  March     14 3/8   March     23 3/4   March    119 7/16
April         *    April        *    April      4 17/32 April     12 15/16 April     19 7/32  April    122 7/8
May           *    May          *    May        6 9/16  May       11 3/8   May       22 49/64 May      117
June          *    June      3 27/32 June       8 1/16  June      16 1/8   June      33 5/32  June     163 9/16
July          *    July      3 23/32 July       8 1/2   July      13 9/16  July      29 9/16  July     145
August        *    August    5 9/64  August     9 1/32  August     9 3/8   August    34 11/32 August   197 13/16
September     *    September 5 13/64 September 10 41/64 September 14 11/32 September 33 5/16
October       *    October   6 13/16 October   10 3/32  October   10 7/32  October   54 29/32
November      *    November  5 5/8   November  10 13/32 November  12 1/8   November  70 1/8
December      *    December  6 3/4   December  10 29/64 December  16 31/32 December  84

      The closing price on      , 2000 was    .

                           TIBCO SOFTWARE INC. (TIBX)

      TIBCO Software Inc. develops and markets electronic-business infrastructure software which is designed to allow businesses to integrate their internal operations, dealings with business partners and relations with customers in real time. TIBCO products and services are designed to assist in the distribution of information by connecting a business' applications, Web site and databases to the Internet and Internet-based applications.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- ---------
January       *    January      *    January      *    January      *    January      *     January   51 27/64
February      *    February     *    February     *    February     *    February     *     February 131
March         *    March        *    March        *    March        *    March        *     March     81 1/2
April         *    April        *    April        *    April        *    April        *     April     89 1/16
May           *    May          *    May          *    May          *    May          *     May       55 5/8
June          *    June         *    June         *    June         *    June         *     June     107 1/4
July          *    July         *    July         *    July         *    July      10       July     103
August        *    August       *    August       *    August       *    August     9 3/64  August   101 15/16
September     *    September    *    September    *    September    *    September 10 1/32
October       *    October      *    October      *    October      *    October   13
November      *    November     *    November     *    November     *    November  32 21/64
December      *    December     *    December     *    December     *    December  51

      The closing price on        , 2000 was     .

                      VERITAS SOFTWARE CORPORATION (VRTS)

      Veritas Software Corporation develops and markets storage management software for operating systems, including versions of UNIX and Windows NT. Veritas software is designed to improve the level of centralization, control and automation in computing environments. The products developed from Veritas' software are intended to offer protection against data loss and file corruption, allow rapid recovery after disk or computer system failure, enable information technology managers to work efficiently with large numbers of files and make it possible to manage data distributed on large networks of computer systems.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- ---------
January      37/64 January   2 29/64 January   5 9/64  January    7 9/32  January   18 37/64 January   97 1/4
February     3/4   February  2 3/64  February  3 9/64  February   8 27/64 February  15 25/32 February 131 59/64
March        61/64 March     2 1/8   March     2 59/64 March      8 49/64 March     17 15/16 March    131
April      1 5/64  April     2 63/64 April     3 21/64 April      8 7/64  April     15 25/32 April    107 9/32
May        1 15/54 May       2 31/64 May       4 29/32 May        8 31/32 May       19 39/64 May      116 1/2
June       1 15/32 June      2 53/64 June      4 31/32 June       9 3/16  June      21 3/32  June     113 1/32
July       1 25/32 July      2 1/16  July      6 1/8   July      12 15/32 July      24 15/16 July     101 15/16
August     1 43/64 August    3 3/64  August    6 15/64 August     9 31/32 August    26 21/64 August   120 9/16
September  1 23/32 September 4 21/32 September 6 33/64 September 12 9/32  September 33 3/4
October    2 1/8   October   4 63/64 October   6 11/64 October   11 9/64  October   47 15/16
November   2 3/8   November  4 37/64 November  6 31/64 November  13 9/32  November  61 3/64
December   2 1/2   December  4 29/32 December  7 9/16  December  13 5/16  December  95 27/64

      The closing price on        , 2000 was     .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                [LOGO OF HOLDRS]

                       1,000,000,000 Depositary Receipts

                            Software HOLDRS SM Trust

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              Merrill Lynch & Co.

                             Robert W. Baird & Co.

                          First Union Securities, Inc.

                             Legg Mason Wood Walker
                                  Incorporated

                         Morgan Keegan & Company, Inc.

                        Raymond James & Associates, Inc.

                            Sutro & Co. Incorporated

                         Tucker Anthony Capital Markets

                                       , 2000

      Until     , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Software HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $158,268
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Miscellaneous...................................................    6,732
                                                                       --------
        Total......................................................... $515,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on September 18, 2000.

                                          Merrill Lynch, Pierce, Fenner & Smith
                                                    Incorporated

                                          By:                *
                                             ----------------------------------
                                             Ahmass L. Fakahany
                                               Senior Vice President and
                                               Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on September 18, 2000.

                        Signature                              Title
                        ---------                              -----
                            *                         Chief Executive Officer,
       ___________________________________________     Chairman of the Board
                    John L. Steffens                   and Director


                            *                         Director
       ___________________________________________
                    E. Stanley O'Neal


                            *                         Director
       ___________________________________________
                   George A. Schieren


                            *                         Director
       ___________________________________________
                    Thomas H. Patrick


                            *                         Senior Vice President
       ___________________________________________     and Chief Financial
                   Ahmass L. Fakahany                  Officer


                            *                         First Vice President and
       ___________________________________________     Controller
                    Dominic A. Carone


                /s/ Stephen G. Bodurtha               Attorney-in-Fact
       *By: ______________________________________
                   Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
   *4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS


   *5.1   Opinion of Shearman & Sterling regarding the validity of the Software
          HOLDRS Receipts


   *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences


  *24.1   Power of Attorney (included in Part II of Registration Statement)

  *24.2   Power of Attorney of Dominic Carone

--------
* Previously filed.